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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF PHONETEL TECHNOLOGIES, INC.

The following are wholly-owned subsidiaries of PhoneTel Technologies, Inc.

                  Public Telephone Corporation

                  World Communications, Inc. and its subsidiary - Northern Florida Telephone Corporation

                  Paramount Communication Systems, Inc.

                  Pay Phones of America, Inc.

                  Cherokee Communications, Inc.

                  PhoneTel Acquisition Corp.